Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

(1)	Registration Statement on Form S-8 (No. 333-234342) pertaining to the following plans:
•	2019 Equity Incentive Plan
•	2019 Employee Stock Purchase Plan
•	2017 Equity Incentive Plan
•	2008 Stock Plan

of our reports dated March 9, 2020, with respect to the consolidated financial statements of Progyny, Inc. included in this Annual Report (Form 10-K) of Progyny, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

New York, New York

March 9, 2020